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                                                                 Exhibit 3(i)(d)


                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                             PARK NEWSPAPERS, INC.

                                      INTO

                            PARK PUBLICATIONS, INC.

          Park Publications, Inc., a corporation organized and existing under the laws of Delaware, does hereby certify pursuant to section 253 of the General Corporation Law of the State of Delaware:

          First:  That this corporation was incorporated on the 28th day of
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February, 1977, pursuant to the General Corporation Law of the State of
Delaware.

          Second:  That this corporation owns all of the outstanding shares of
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the stock of Park Newspapers, Inc., a corporation organized and existing under the laws of Delaware, incorporated on the 25th day of October, 1972, pursuant to the General Corporation Law of said state.

          Third:  That this corporation, by a resolution of its board of
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directors duly adopted at a meeting held on the 20th day of August, 1983, determined to and did merge into itself said Park Newspapers, Inc., which resolution provides as follows:



               RESOLVED, that Park Publications, Inc. does hereby merge into itself its wholly-owned subsidiary, Park Newspapers, Inc., and assumes all of its liabilities and obligations;
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          FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolution to merge said wholly-owned subsidiary into this corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the recorder of deeds of New Castle County;

          FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware which may be necessary or proper to effect said merger; and,

          FURTHER RESOLVED, that this corporation relinquish its corporate name and assume in place thereof, the name of said merged corporation, namely "Park Newspapers, Inc."



          In accordance with Section 103(a)(2) and Section 103(b)(2) of the General Corporation Law of the State of Delaware, this corporation hereby executes and acknowledges this Certificate of Ownership and Merger this 20th day of August, 1983.

                         PARK PUBLICATIONS

                         By:___________________________
                              President
Attest:

_________________________
Secretary


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